February 27, 2023
FREEDOM HOLDING CORP. RUSSIAN DIVESTITURE APPROVED AND COMPLETED

Divestiture is of all of Freedom Holding’s businesses in Russia;
Company has exited Russia
ALMATY, Kazakhstan & NEW YORK--(BUSINESS WIRE)-- The previously announced sale of the Russian subsidiaries of Freedom Holding Corp. (Nasdaq: FRHC) has been approved by the Central Bank of the Russian Federation and the sale has been completed, the company announced today.
As previously disclosed, the company’s Russian subsidiaries have been sold to Maxim Povalishin, the Deputy General Director and a member of the Board of Directors of Freedom’s Russian subsidiary IC Freedom Finance LLC. As a result of the deal, which closed following the approval of the Central Bank of the Russian Federation, Freedom Holding Corp. has now completely divested its businesses in the Russian Federation.
On October 17, 2022, Freedom Holding Corp. entered into an agreement for the sale of 100% of the shares of IC Freedom Finance LLC together with its subsidiary Bank Freedom Finance LLC, to Mr. Povalishin for approximately $140 million (which, as determined based on the application of exchange rates on the closing date, comprised of cash in an amount of approximately US$51.5 million and the assignment of a liability in the amount of approximately US$88.5 million), subject to Central Bank of Russia approval. That approval was granted this week. The Povalishin-acquired companies have been rebranded as “Tsifra.”
“Following Russia’s invasion of Ukraine, we believed it was best for our company to divest our Russian businesses, as I renounced my Russian citizenship,” said Timur Turlov, CEO of Freedom Holding. “We look forward to growing our global presence from our headquarters in Almaty and from New York.”
About Freedom Holding Corp.
Freedom Holding Corp., a Nevada corporation, is a financial services holding company conducting retail financial securities brokerage, investment research, investment counseling, securities trading, investment banking and underwriting services, mortgages, insurance, and consumer banking through its subsidiaries under the name of Freedom Finance in Europe and Central Asia. Through its subsidiaries, Freedom Holding Corp. employs more than 2,900 people and is a professional participant in the Kazakhstan Stock Exchange, the Astana International Exchange, the Ukrainian Exchange, the Republican Stock Exchange of Tashkent, and the Uzbek Republican Currency Exchange and is a member of the New York Stock Exchange and the Nasdaq Stock Exchange.
Freedom Holding Corp. is headquartered in Almaty, Kazakhstan, and has a presence in 14 countries, including Cyprus, the United States, Uzbekistan, the United Kingdom, and Germany.
Freedom Holding Corp.'s common shares are registered with the United States Securities and Exchange Commission and are traded in the United States on the Nasdaq Capital Market, operated by Nasdaq, Inc.
To learn more about Freedom Holding Corp., visit www.freedomholdingcorp.com. Cautionary Note Regarding Forward-Looking Statements
This release contains “forward-looking” statements, including with respect to the company’s ability to grow its global presence. All forward-looking statements are subject to uncertainty and changes in circumstances. In some cases, forward-looking statements can be identified by terminology such as “expect,” “new,” “plan,” “seek,” and “will,” or the negative of such terms or other comparable terminology used in connection with any discussion of future plans, actions and events. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, and regulatory risks and factors identified in the Company’s periodic and current reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.
Website Disclosure
Freedom Holding Corp. intends to use its website, https://ir.freedomholdingcorp.com, as a means for disclosing material non-public information and for complying with U.S. Securities and Exchange Commission Regulation FD and other disclosure obligations.
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Media:
Deborah Kostroun
Phone: +1 201 403-8185
Email: Deborah@zitopartners.com
Source: Freedom Holding Corp.